EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

       We consent to the reference to our firm in the Registration Statement (Form S-8) pertaining to the First Pulaski National Corporation 2007 Equity Incentive Plan and to the incorporation by reference therein of our report dated February 22, 2007, with respect to the consolidated financial statements of First Pulaski National Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

/s/ Putnam & Hancock

Fayetteville, Tennessee

June 29, 2007